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                                                                   EXHIBIT 10.22


                             CONSULTING AGREEMENT


     THIS AGREEMENT is made and entered into as of the 16th day of December 2000 ("Effective Date") by and between Catalytica Energy Systems, Inc., located at 430 Ferguson Drive, Mountain View, California 94043-5272 (hereinafter referred to as ("CESI") and Jackie Cossmon (hereinafter referred to as "Consultant").

     THE PARTIES AGREE as follows:

     1.   Services
          --------

          During the term of this Agreement, Consultant shall make available to CESI his services to advise and otherwise assist CESI in the area of investor relations, public relations and marketing communications. The scheduling and scope of such services will be determined by mutual agreement between CESI and Consultant.

     2.   Compensation
          ------------

          CESI agrees to pay Consultant, and Consultant agrees to accept for Consultant's services under this Agreement compensation at the rate of $125 per hour, plus approved travel and other reasonable out-of-pocket expenses incurred in rendering services hereunder. In lieu of an hourly rate for days that Consultant travels on the Company's behalf, CESI agrees to pay Consultant a per diem travel rate of $500. CESI also agrees to issue to Consultant Catalytica Energy Systems stock options in the amount of 5000 shares with the following vesting schedule: 2500 shares to vest on March 31, 2001 and 2500 shares to vest on June 30, 2001. CESI will provide payment in accordance with this paragraph within thirty (30) days of receipt of an invoice from Consultant itemizing the number of hours on which services were rendered and any incidental expenses incurred in rendering such services. All payments, including reimbursements for actual expenditures, shall be included in Consultant's gross income as compensation for services rendered and accordingly reported on Consultant's IRS Form 1099. Consultant is responsible for payment of all state and federal taxes (including FICA taxes) on income earned under this Agreement, as none will be withheld by CESI.

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     3.   Independent Contractor
          ----------------------

     It is agreed that Consultant is to have complete freedom of action as to the details, methods, and means of performing the consulting services. It is further understood that Consultant has contracted with CESI only for the purposes and to the extent set forth in this Agreement and its relation to CESI is that of an independent Consultant, and Consultant shall be free to dispose of such portion of its entire time, energy, and skill as Consultant is not obligated to devote hereunder to CESI in such a manner as Consultant sees fit and to others as Consultant deems advisable so long as same does not create a conflict of interest between CESI and such others. During the term of this Agreement, Consultant agrees not to perform research, consultant, or development services for any other company, corporation or commercial enterprise in the area catalytic combustion applied to gas turbines. Neither Consultant nor his employees, agents and/or subcontractors shall be considered under the provisions of this Agreement or otherwise as having a status as an employee of CESI nor shall Consultant or its employees, agent and/or subcontractors be entitled hereafter to participate in any plans, arrangements, or distributions by CESI relating to any pension, deferred compensation, bonus, stock bonus, hospitalization, insurance, or other benefits extended to employees, since Consultant is performing the service hereunder as an independent Consultant.

     4.   Term and Termination
          --------------------

          This Agreement shall come into being on its Effective Date and will continue in effect unless either Consultant or CESI terminate this Agreement at any time by giving thirty (30) days notice of termination. In addition, if Consultant breaches any of the terms or conditions of this Agreement, CESI may, without foregoing thereby any other rights or remedies it may have, at its option, terminate Consultant's services immediately upon notice to Consultant and in writing. Termination under this paragraph shall not affect Consultant's obligations under paragraphs 6 and 7 below. Further, in the event of any such early termination, Consultant shall be paid compensation accrued prior to termination, but Consultant shall not be entitled to any other payment on account of such termination, whether by way of claims for damages, or for loss of anticipated profits, or otherwise.

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     5.   Ownership of Work Product
          -------------------------

          All work performed for CESI by Consultant hereunder (including, but not limited to, all information, data, reports, working notes, drawings, design, and specifications developed or prepared by Consultant in connection with such work) shall become the property of CESI, unless specifically otherwise agreed upon in writing by CESI and Consultant.

     6.   Non-Disclosure
          --------------

          Consultant shall use his best efforts and exercise utmost diligence to protect, guard, and maintain the confidentiality of Confidential Information (as defined in Paragraph 10). Except as required in performance of Consultant's services for CESI, Consultant will never directly, indirectly, or otherwise, use, permit others to use, disseminate, disclose, lecture upon, or publish articles concerning Confidential Information, without CESI's prior written consent. Further, Consultant agrees to return Confidential Information supplied by CESI and any copies thereof upon completion of services relating to the Confidential Information or upon CESI's written request to do so.

     7.   Inventions, etc.
          ----------------

          All Inventions (as defined in Paragraph 10) made, conceived or completed by Consultant, individually or in conjunction with others, shall be the sole and exclusive property of CESI if said Inventions:

          (a) are made with any of CESI's equipment, supplies, facilities or trade secrets; or

          (b) are conceived or made by Consultant during the hours Consultant is working for CESI; or

          (c)  relate to Confidential Information; or

          (d)  result from any work performed by Consultant for CESI.

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           Consultant shall, without royalty or any other further consideration to Consultant therefore, but at the expense of CESI:

          (aa) as promptly as known or possessed by Consultant, disclose to CESI all information with respect to said inventions;

          (bb) whenever requested to do so by CESI, promptly executed and assign any and all applications, assignments and other instruments which CESI shall deem necessary to apply for and obtain Letters Patent of the United States and of foreign countries for said Inventions, and to assign and convey to CESI or to CESI's nominee the sole exclusive rights, title and interest in and to the Inventions or any applications or patents thereon;

          (cc) whenever requested to do so by CESI deliver to CESI evidence for interference purposes or other legal proceedings and testify in any interference or other legal proceedings; and

          (dd) do such other acts as may be necessary in the opinion of CESI to obtain and maintain United States and foreign Letters Patent for the Inventions.

          The foregoing provisions (as appropriate) shall also apply to copyrights for copyrightable subject matter.

      8.  Survival of Certain Agreements
          ------------------------------

          The covenants and agreements set forth in Paragraphs 6 and 7 shall survive termination of this Agreement and Consultant's services hereunder, and remain in full force and effect regardless of the cause of such termination.

      9.  Binding Effect
          --------------

          This Agreement shall be binding upon Consultant, and, except as regards personal services, upon Consultant's heirs, personal representatives, executors and administrators, and shall inure to the benefit of CESI, its successors and assigns.


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     10.  Definitions
          -----------

          As used in this Agreement:

          (a) "Confidential Information" means information disclosed to Consultant or known by Consultant as consequence of or through performance of services for CESI whether or not related to his duties at CESI and includes trade secrets or any other like information of value relating to the business and/or field of interest of any corporation, firm or partnership directly or indirectly controlled by CESI through more than thirty percent (30%) ownership interest, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulas, patents, patent applications, machines, material, research activities and plans, cost of production, contract forms, prices, volume of sales, promotional methods, and lists of names or classes of customers. Information shall be considered, for purposes of this Agreement, to be confidential if not known by the trade generally, even though such information has been disclosed to one or more third parties pursuant to any other agreement entered into by CESI or any of its affiliates.

          Confidential Information shall not include information which Consultant can show:

          (aa) was in the public domain at the time of disclosure; or

          (bb) after disclosure, becomes a part of the public domain by publication or otherwise through no violation of this Agreement; or

          (cc) was, at the time of disclosure, shown to be in possession of Consultant, and Consultant is able to so demonstrate possession of this Confidential Information in writing to CESI within sixty (60) days of receipt of Confidential Information, or forego application of this provision; or

          (dd) is, subsequent to its disclosure to Consultant, disclosed to Consultant without obligation of confidence by a third party who did not acquire the same directly or indirectly from an obligation of secrecy.

          Confidential Information disclosed or developed under this Agreement shall not be deemed to be within the foregoing exceptions merely because such

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information is embraced by more general information in the public domain or in
Consultant's possession.

          (aaa) "Inventions" means any and all discoveries, concepts and ideas, whether patentable or not, including, but not limited to, processes, methods, formulas, compositions, techniques, articles and machines, as well as improvements thereof or know-how related thereto, relating to the business and/or field or interest of CESI or any corporation, firm or partnership directly or indirectly controlled by CESI or through more than a thirty percent (30%) ownership interest.

     11.  Assignment
          ----------

          This Agreement shall not be assignable by the Consultant without the prior written consent of CESI; any attempted assignment is void.

     12.  Entire Agreement
          ----------------

          This Agreement constitutes the entire agreement between the parties, no representations having been made by any of the parties except as are herein specifically set forth. No rights or obligations other than those expressly recited herein are to be implied from this Agreement. It may be amended only by an agreement in writing, signed by the party against whom enforcement of any waiver, amendment modification, extension or discharge is sought. Nothing herein shall require the parties to enter into further agreements.

     13.  Interpretation
          --------------

          The validity, interpretation, and effect of this Agreement shall be governed in all aspects by California laws.

     14.  Notices
          -------

          Any correspondence or notifications concerning this Agreement will be addressed to CESI as follows:

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                           Catalytica Energy Systems, Inc.
               Attention:_______________________________________
                                 430 Ferguson Drive
                            Mountain View, CA 94043-5272

                                      and

                                Jackie Cossmon

          IN WITNESS WHEREOF, CESI and Consultant have executed this Agreement on the date specified below.

                                            CATALYTICA ENERGY
                                            SYSTEMS, INC.


                                            By /s/ Craig N. Kitchen
                                               ---------------------------------

Date      2-28-01                           Title President & CEO
     -------------------                          ------------------------------



                                            CONSULTANT

Date      2/28/01                           By /s/ Jackie Cossmon
     -------------------                       ---------------------------------


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